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
                                                                     Exhibit 11

                 SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                     (In Thousands, Except Per Share Data)
                                  (Unaudited)

                                                       Three Months               Three Months
                                                           Ended                      Ended
                                                       September 30               September 30
                                                           1994                       1993
Primary
- - -------

Net Income                                              $    1,336                 $      783
                                                        ----------                 ----------
                                                        ----------                 ----------

Weighted Average Shares Outstanding                      7,511,302                  6,178,592

Incremental Shares from Assumed
  Exercise of Stock Options                                366,093                          0
                                                        ----------                 ----------

Total Shares                                             7,877,395                  6,178,592
                                                        ----------                 ----------
                                                        ----------                 ----------

Primary Per Share Amounts
- - -------------------------

Net Income                                              $     0.17                 $     0.13
                                                        ----------                 ----------
                                                        ----------                 ----------

Fully Diluted *
- - ---------------

Net Income                                              $    1,336                 $      783
                                                        ----------                 ----------
                                                        ----------                 ----------

Weighted Average Shares Outstanding                      7,511,302                  6,178,592

Incremental Shares from Assumed
  Exercise of Stock Options                                359,776                          0
                                                        ----------                 ----------

Total Shares                                             7,871,078                  6,178,592
                                                        ----------                 ----------
                                                        ----------                 ----------

Fully Diluted Per Share Amounts
- - -------------------------------

Net Income                                              $     0.17                 $     0.13
                                                        ----------                 ----------
                                                        ----------                 ----------


* Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.

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